UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2002

Sears Credit Account Master Trust II
(Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-244774 (Commission File Number)	Not Applicable (IRS employer Identification No.)

c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices		19807 (Zip Code)

Registrant's Telephone Number, including area code: (302) 434-3176

Former name or former address, if changed since last report: Not applicable

Item 5.	Other Events

Series 2002-3. On June 6, 2002, the registrant made available to investors a prospectus dated May 1, 2002 and prospectus supplement dated May 31, 2002 with respect to the issuance of $500,000,000 aggregate principal amount of Floating Rate Class A Master Trust Certificates, Series 2002-3 and $40,500,000 aggregate principal amount of Floating Rate Class B Master Trust Certificates, Series 2002-3 (together the "Certificates"), pursuant to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and The Bank of New York, as successor to Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee"), and the Series Supplement for Series 2002-3 among SRFG as Seller, Sears as Servicer and the Trustee to be dated as of the closing of the sale of the Certificates to the underwriters. A copy of the prospectus supplement and prospectus is attached as Exhibit 99.

Item 7.	Exhibits
Exhibit 99.

Prospectus dated May 1, 2002, and Prospectus Supplement dated May 31, 2002, with respect to the Floating Rate Class A Master Trust Certificates, Series 2002-3 and the Floating Rate Class B Master Trust Certificates, Series 2002-3.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Sears Credit Account Master Trust II (Registrant)
	By:	SRFG, Inc. (Originator of the Trust)

	By:	/s/ Keith E. Trost Keith E. Trost Vice President and Treasurer

Date: June 6, 2002

EXHIBIT INDEX

 Exhibit No.
99.

Prospectus dated May 1, 2002, and Prospectus Supplement dated May 31, 2002, with respect to the Floating Rate Class A Master Trust Certificates, Series 2002-3 and the Floating Rate Class B Master Trust Certificates, Series 2002-3